UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021
___________________

HOLLYFRONTIER CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-03876		75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HFC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01 Regulation FD Disclosure.

The information provided in Item 8.01 below is hereby incorporated by reference into this Item 7.01.

A copy of the press release announcing the closing of the Acquisition (defined below) is being furnished herewith as Exhibit 99.1.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by HollyFrontier Corporation (“HollyFrontier”) pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01 Other Events.

On November 1, 2021, HollyFrontier announced that HollyFrontier Puget Sound Refining LLC, a wholly-owned subsidiary of HollyFrontier, completed the previously announced acquisition of the Puget Sound refinery, the on-site cogeneration facility and related logistics assets located in Anacortes, Washington from Equilon Enterprises LLC d/b/a Shell Oil Products US for aggregate cash consideration of $613.6 million, which consists of a base cash purchase price of $350.0 million, hydrocarbon inventory with an estimated closing value of approximately $266.2 million and other closing adjustments and accrued liabilities of $2.6 million (the “Acquisition”).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of HollyFrontier issued on November 1, 2021.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
HOLLYFRONTIER CORPORATION

By:    /s/ Richard L. Voliva III
Richard L. Voliva III,
Executive Vice President and Chief Financial Officer

Date: November 1, 2021